Exhibit 99.1

NEWS RELEASE

C&J Energy Services to Combine with Nabors’ Completion and Production Businesses in Transaction Valued at $2.86 Billion

Creates a Leading Diversified Completion and Production Services Provider

Greater Scale, Enhanced Service Offerings, Larger Geographic Footprint and Significant Operating

Efficiencies Expected to Advance Competitive Positioning and Future Growth

Global Alliance with Nabors Supports Acceleration of International Expansion

Expected Annual Run-Rate Synergies of More Than $100 Million, Expected to be Fully Realized by 2017

Expected to be Accretive to Cash Earnings Per Share during the First Full Year of Combined Operations

HOUSTON– (June 25, 2014) — C&J Energy Services, Inc. (NYSE:CJES) today announced that it has entered into a definitive agreement to merge with Nabors’ completion and production businesses to create a leading diversified completion and production services provider. Headquartered in Bermuda with corporate offices remaining in Houston, the combined company will have the scale, geographic reach and service capabilities to capitalize on improving North American market activity. Additionally, the operational, financial and strategic benefits of the combination will enable the Company to further accelerate its long-term growth strategy and compete on a global level.

The transaction is expected to generate significant financial benefits and stockholder value, including being accretive to C&J Energy Services’ cash earnings per share during the first full year of combined operations. The combined company will leverage identifiable cost and revenue synergies through the achievement of operational efficiencies and Capex-savings.

“Today is a monumental day in C&J’s history. Among many key strategic benefits of this combination is accelerated growth and scale, enabling the rapid advancement of our stated goal of transforming C&J Energy Services from what I started as a small energy services company to a diversified, large-scale, global provider of technologically advanced services,” said Josh Comstock, Founder, Chairman and Chief Executive Officer of C&J Energy Services. “The combined company will possess greatly increased capacity for our best-in-class hydraulic fracturing, coiled tubing and wireline offerings, and introduce cementing to our suite of completion services. The addition of Nabors’ industry-leading production services business will also bring meaningful diversification to our operations. Together, we will be well-positioned to deliver differentiated value to our customers. The combined company will also benefit from a larger customer base and an expanded geographic reach with a significant presence in all major domestic basins.”

Comstock continued, “In addition, the combination offers compelling financial synergies. The diversified revenue base, enhanced earnings and increased cash flow capacity of the combined entity, coupled with the expanded scale and service offering, will enable us to further accelerate our growth strategy, both domestically and internationally. The combined company will deliver substantial value to our stockholders, considerable opportunities for our employees and enhanced services to our customers.

“We are excited to welcome our new employees and look forward to working with them to realize the many benefits offered by this combination. Another key benefit of this transaction is the alliance of our new combined company with Nabors’ international drilling operations, which provides access to new growth opportunities around the globe.”

Transaction Structure

Under the terms of the agreement, Nabors will convey its completion and production businesses in the United States and Canada to an existing Bermuda subsidiary (“New C&J”). A Delaware subsidiary of New C&J will merge with and into C&J, with C&J surviving the merger as a subsidiary of New C&J. Common shares of C&J will be converted into common shares of New C&J on a 1:1 basis, in a transaction expected to be tax free to C&J stockholders. Following the merger, New C&J will change its name to “C&J Energy Services, Ltd.” and is expected to be listed on the NYSE under the ticker CJES.

Nabors will receive total consideration of $2.86 billion, comprised of approximately 62.5 million New C&J common shares and approximately $940 million in cash, paid upon closing of the transaction. Following the closing of the transaction, Nabors will own approximately 53% of the outstanding New C&J common shares, with existing C&J stockholders owning approximately 47% of the combined company.

C&J has secured a $1.3 billion fully underwritten financing commitment from Citi to finance the cash portion of the transaction and refinance existing indebtedness. In addition, C&J has secured a $600 million commitment on a new credit facility that is expected to be undrawn following the closing of the transaction.

The combined company will retain the C&J Energy Services name and existing C&J management team, with Josh Comstock serving as New C&J’s Chief Executive Officer and Randy McMullen as President and Chief Financial Officer. It is expected that Messrs. Comstock and McMullen will enter into new employment agreements with New C&J. The New C&J Board will consist of seven members, with CEO Josh Comstock serving as Chairman of the Board.

The merger is subject to the approval of C&J’s stockholders as well as other customary approvals, including under the Hart-Scott-Rodino Act. The Companies anticipate that the transaction will close by December 31, 2014. C&J Energy Services and Nabors intend to file a joint proxy statement / prospectus with the Securities and Exchange Commission as soon as possible.

Advisors

Citi is acting as C&J’s financial advisor in connection with the transaction. In addition, Tudor, Pickering, Holt & Co. rendered a fairness opinion to C&J’s Board of Directors. Vinson & Elkins L.L.P. is acting as C&J’s legal advisor, and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as tax counsel.

Goldman, Sachs & Co. and Lazard Ltd. advised Nabors on the transaction. Nabors’ legal advisor is Milbank.

Conference Call and Webcast

C&J has scheduled a conference call for today, June 25, 2014, to discuss this transaction. The call will begin at 6:00 PM Eastern Time / 5:00 PM Central Time. Information on how to access the conference call is set forth below:

•	Live via phone by calling Toll-Free: 877-638-9572 or International: 508-915-0969 and entering Conference ID: 66169125 a few minutes prior to the start time, or

•	Live over the Internet by logging on to http://www.cjenergy.com and accessing the Investor Relations home page.

For those who cannot listen to the live call, a telephonic replay will be available through July 3, 2014 and may be accessed by calling 855-859-2056, using Passcode: 66169125. An archive of the webcast will be available shortly after the call at www.cjenergy.com on the Investor Relations home page.

About C&J Energy Services, Inc.

We are an independent provider of premium hydraulic fracturing, coiled tubing, wireline, pressure pumping and other complementary oilfield services with a focus on complex, technically demanding well completions. In addition to our suite of completion, stimulation and production enhancement services, we manufacture, repair and refurbish equipment and provide parts and supplies for third-party companies in the energy services industry, as well as to fulfill our internal needs. With the development of our specialty chemicals business and our strategic acquisitions during 2013, we now provide specialty chemicals for completion and production services, including the fluids used in our hydraulic fracturing operations, as well as downhole tools and related directional drilling technology and data control systems. Headquartered in Houston, Texas, we operate in some of the most active basins in the United States. We also have an office in Dubai and are in the process of establishing an operational presence in key countries in the Middle East. For additional information about C&J Energy Services, please visit our website at www.cjenergy.com.

Media Contacts

Abernathy MacGregor

Glen Orr

(713) 205-7770

glo@abmac.com

Tom Johnson or Luke Barrett

(212) 371-5999

tbj@abmac.com; lpb@abmac.com

Investor Contacts

C&J Energy Services, Inc.

John Fitzpatrick

investors@cjenergy.com

(713) 260-9986

Abernathy MacGregor

Glen Orr

(713) 205-7770

glo@abmac.com

Tom Johnson or Luke Barrett

(212) 371-5999

tbj@abmac.com; lpb@abmac.com

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Nabors Red Lion Limited (“Red Lion”), a subsidiary of Nabors Industries Ltd. (“Nabors”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a prospectus of Red Lion and a proxy statement of C&J Energy Services, Inc. (“C&J”). Nabors, Red Lion and C&J also plan to file other documents with the SEC regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of C&J. INVESTORS AND SECURITY HOLDERS OF C&J ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Red Lion and C&J, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Nabors and Red Lion will be available free of charge on Nabors internet website at www.nabors.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Nabors’ Investor Relations Department at 281-775-8038. Copies of the documents filed with the SEC by C&J will be available free of charge on C&J’s internet website at www.cjenergy.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting C&J’s Investor Relations Department at 713-260-9986.

Participants in the Solicitation

C&J, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of C&J in connection with the proposed transaction. Information about the directors and executive officers of C&J is set forth in C&J’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 10, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed merger, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the stockholders of C&J to approve the proposed merger; the risk that the conditions to the closing of the proposed merger are not satisfied; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; uncertainties as to the timing of the proposed merger; competitive responses to the proposed merger; costs and difficulties related to the integration of C&J’s business and operations with Red Lion’s business and operations; the inability to obtain or delay in obtaining cost savings and synergies from the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of C&J following completion of the proposed merger; and any changes in general economic and/or industry specific conditions.

C&J cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in C&J’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning C&J, the proposed transaction or other matters attributable to C&J or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and C&J does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.